Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Groupon, Inc. 2008 Stock Option Plan, 2010 Stock Plan, 2011 Incentive Plan, and 2012 Employee Stock Purchase Plan of our report dated March 30, 2016, with respect to the consolidated financial statements of Monster Holdings LP included in the Annual Report (Form 10-K/A) of Groupon, Inc. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Han Young

Seoul, Republic of Korea

October 31, 2016